As filed with the Securities and Exchange Commission on February 11, 2021
  Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

VEREIT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	45-2482685
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, 9th Floor	85016
Phoenix, AZ
(Address of Principal Executive Offices)	(Zip Code)
_____________________________

VEREIT, Inc. Equity Plan
(f/k/a American Realty Capital Properties, Inc. Equity Plan)
(Full Title of the Plans)
_____________________________

Glenn J. Rufrano
Chief Executive Officer
VEREIT, Inc.
2325 E. Camelback Road, 9th Floor
Phoenix, Arizona 85016
(800) 606-3610
(Name, Address, including Zip Code and Telephone Number,
including Area Code, of Agent for Service)

With copy to:
Gilbert G. Menna David H. Roberts Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Lauren Goldberg Executive Vice President, General Counsel and Secretary VEREIT, Inc. 2325 E. Camelback Road, 9th Floor Phoenix, Arizona 85016 (800) 606-3610

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

_____________________________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, par value $0.01 per share	1,090,000	$37.74	$41,136,600	$4,488

(1)This Registration Statement covers an additional 1,090,000 shares of the common stock, par value $0.01 per share (the “Common Stock”), of VEREIT, Inc. (the “Registrant”) available for issuance under the VEREIT, Inc. Equity Plan (f/k/a American Realty Capital Properties, Inc. Equity Plan) (the “Plan”). On December 17, 2020, the Registrant completed a one-for-five reverse stock split of its shares of Common Stock effective after markets closed on December 17, 2020 whereby every five shares of the Registrant's issued and outstanding shares of Common Stock, $0.01 par value per share, were converted into one share of the Registrant's Common Stock, $0.01 par value per share. The Registrant's Common Stock began trading on the NYSE on a split-adjusted basis beginning on December 18, 2020. This registration statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)Calculated solely for purposes of this offering in accordance with Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low selling prices per share of Common Stock on February 10, 2021, as reported on the New York Stock Exchange.

(3)Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 1,090,000 shares of Common Stock under the Plan. A prior registration statement on Form S-8 was previously filed by the Registrant on September 7, 2011 (Registration No. 333-176714) and November 27, 2013 (Registration No. 333-192587) (collectively, the “Prior Registration Statements”) for the existing securities under the Plan.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Prior Registration Statements are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 1,090,000 shares of Common Stock, which may be awarded under the Plan.

PART I

Information required by Part I contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

•the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 26, 2020;
•the Registrant’s Definitive Proxy Statement on Schedule 14A of VEREIT, Inc. filed with the Commission on April 7, 2020 (solely to the extent specifically incorporated by reference into the 2019 Form 10-K);
•the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Commission on May 20, 2020, as amended by Form 10-Q/A filed with the Commission on May 21, 2020;
•the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the Commission on August 6, 2020;
•the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Commission on November 5, 2020;
•the Registrant's Current Reports on Form 8-K, filed with the Commission on April 20, 2020 (solely with respect to Item 8.01), May 28, 2020 (excluding Item 7.01), June 17, 2020 (solely with respect to Item 8.01), June 19, 2020, June 29, 2020, July 14, 2020, August 20, 2020, September 8, 2020, September 28, 2020, November 10, 2020, November 17, 2020, December 2, 2020 (excluding Item 7.01), December 17, 2020, and January 5, 2021 (excluding Item 7.01); and
•the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on July 28, 2015, as updated by Exhibit 4.20 to the 2019 Form 10-K.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any such documents or portions thereof that are not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.     Exhibits.

Exhibit No.	Description
4.1	Articles of Amendment and Restatement of VEREIT, Inc. (Incorporated by reference to the Registrant’s Pre-Effective Amendment No. 5 to Form S-11 (Registration No. 333-172205), filed with the Commission on July 5, 2011).
4.2	Articles Supplementary Relating to the Series A Convertible Preferred Stock of VEREIT, Inc., dated May 10, 2012 (Incorporated by reference to the Registrant’s Form 8-K (File No. 001-35263), filed with the Commission on May 15, 2012).
4.3	Articles Supplementary Relating to the Series B Convertible Preferred Stock of VEREIT, Inc., dated July 24, 2012 (Incorporated by reference to the Registrant’s Form 8-K (File No. 001-35263), filed with the Commission on July 30, 2012).
4.4	Articles Supplementary for the Series C Convertible Preferred Stock of VEREIT, Inc., dated June 6, 2013 (Incorporated by reference to the Registrant’s Form 8-K (File No. 001-35263), filed with the Commission on June 12, 2013).
4.5	Articles of Amendment to Articles of Amendment and Restatement of VEREIT, Inc., effective July 2, 2013 (Incorporated by reference to the Registrant’s Form 8-K (File No. 001-35263), filed with the Commission on July 9, 2013).
4.6	Articles Supplementary for the Series D Cumulative Convertible Preferred Stock of VEREIT, Inc., filed November 8, 2013 (Incorporated by reference to the Registrant’s Form 8-K (File No. 001-35263), filed with the Commission on November 15, 2013).
4.7	Articles of Amendment to Articles of Amendment and Restatement of VEREIT, Inc., effective December 9, 2013 (Incorporated by reference to the Registrant’s Amended Current Report on Form 8-K/A (File No. 001-35263), filed with the Commission on December 20, 2013).
4.8	Articles Supplementary Relating to the 6.70% Series F Cumulative Redeemable Preferred Stock of VEREIT, Inc., dated January 2, 2014 (Incorporated by reference to the Registrant’s Registration Statement on Form 8-A (File No. 333-190056), filed with the Commission on January 3, 2014).
4.9	Articles of Amendment to Articles of Amendment and Restatement of VEREIT, Inc., dated July 28, 2015 (Incorporated by reference to the Registrant’s Form 8-K (File No. 001-35263), filed with the Commission on July 28, 2015).
4.10	Articles Supplementary to Articles of Amendment and Restatement of VEREIT, Inc., dated August 5, 2015 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35263), for the quarter ended June 30, 2015 filed with the Commission on August 6, 2015).
4.11	Articles of Amendment of VEREIT, Inc., dated December 11, 2020 and effective December 17, 2020 (Incorporated by reference to the Registrant's Current Report on Form 8-K (File Nos. 001-35263 and 333-197780), filed with the Commission on December 17, 2020).
4.12	Articles of Amendment of VEREIT, Inc., dated December 11, 2020 and effective December 17, 2020 (Incorporated by reference to the Registrant's Current Report on Form 8-K (File Nos. 001-35263 and 333-197780), filed with the Commission on December 17, 2020).
4.13	Amended and Restated Bylaws of VEREIT, Inc., effective as of January 1, 2016 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35263), for the quarter ended September 30, 2015 filed with the Commission on November 5, 2015).
5.1*	Opinion of Venable LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Deloitte & Touche LLP
23.3*	Consent of Venable LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
99.1	VEREIT, Inc. Equity Plan (f/k/a American Realty Capital Properties, Inc. Equity Plan) (Incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-176714), filed with the Commission on September 7, 2011).
99.2	First Amendment to VEREIT, Inc.’s Equity Plan, effective November 12, 2012 (Incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 001-35263), for the year ended December 31, 2014 filed with the Commission on March 30, 2015).
99.3	Second Amendment to VEREIT, Inc.’s Equity Plan, effective February 28, 2013 (Incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 001-35263), for the year ended December 31, 2014 filed with the Commission on March 30, 2015).

_____________
* Filed herewith

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 11th day of February, 2021.

VEREIT, INC.
By:     /s/ Michael J. Bartolotta
Michael J. Bartolotta
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Glenn J. Rufrano, Michael J. Bartolotta and Lauren Goldberg, with the power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities to sign this Registration Statement on Form S-8 of the Registrant and any and all amendments or post-effective amendments to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Glenn J. Rufrano	Chief Executive Officer (Principal Executive Officer and Director)	February 11, 2021
Glenn J. Rufrano

/s/ Michael J. Bartolotta	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 11, 2021
Michael J. Bartolotta

/s/ Gavin B. Brandon	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 11, 2021
Gavin B. Brandon

/s/ Hugh R. Frater	Director and Non-Executive Chairman	February 11, 2021
Hugh R. Frater

/s/ David B. Henry	Director	February 11, 2021
David B. Henry

/s/ Mary Hogan Preusse	Director	February 11, 2021
Mary Hogan Preusse

/s/ Richard J. Lieb	Director	February 11, 2021
Richard J. Lieb

/s/ Eugene A. Pinover	Director	February 11, 2021
Eugene A. Pinover

/s/ Julie G. Richardson	Director	February 11, 2021
Julie G. Richardson